Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          I, Steve Swift, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of WellQuest Medical & Wellness Corporation on Form 10-Q for the fiscal quarter ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of WellQuest Medical & Wellness Corporation.

By:	/s/ STEVE SWIFT

Date: August 14, 2009
Name: Steve Swift
Title: Chief Executive Officer

          I, Greg Primm, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of WellQuest Medical & Wellness Corporation on Form 10-Q for the fiscal quarter ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of WellQuest Medical & Wellness Corporation.

By:	/s/ GREG PRIMM

Date: August 14, 2009
Name: Greg Primm
Title: Chief Financial Officer